UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2009

LOUISIANA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7107	93-0609074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Fifth Supplemental Indenture relating to the 2010 Notes

At 5:00 p.m., New York City time, on March 9, 2009, the consent solicitation by Louisiana-Pacific Corporation (the “Company”) with respect to proposed amendments to the Indenture, dated as of April 2, 1999 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (“Bank of New York”), as supplemented by the Second Supplemental Indenture, dated as of August 18, 2000 (the Base Indenture, as so supplemented, is hereinafter referred to as the “2010 Notes Indenture”), between the Company and Bank of New York, as successor trustee, which 2010 Notes Indenture governs the Company’s 8.875% Senior Notes Due 2010 (the “2010 Notes”), expired. Holders of 93.51% of the aggregate principal amount of the outstanding 2010 Notes consented to the proposed amendments prior to the expiration time.

To effect the proposed amendments, on March 10, 2009, the Company entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) with Bank of New York, as trustee. The Fifth Supplemental Indenture deletes certain restrictive covenants from the 2010 Notes Indenture that previously restricted the ability of (1) the Company to incur liens and security interests on its properties and assets and to enter into sale and lease-back transactions; (2) the Company’s unrestricted subsidiaries to become restricted subsidiaries; and (3) the Company to merge or consolidate with or into any other person or transfer all or substantially all of its assets to any other person unless certain conditions were satisfied.

The foregoing description of the Fifth Supplemental Indenture is qualified in its entirety by reference to the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture relating to the 2017 Notes

On March 10, 2009, the Company and certain of its subsidiaries entered into the Indenture (the “2017 Notes Indenture”), with Bank of New York, as trustee (the “Trustee”), in connection with the issuance of $375,000,000 principal amount at maturity of 13% senior secured notes due 2017 (the “2017 Notes”) as part of the Company’s offer and sale of units (the “Units”) consisting of the 2017 Notes and warrants to purchase shares of Company common stock (the “Warrants”).

The Company will be required to pay interest on the 2017 Notes each March 15 and September 15, beginning September 15, 2009. The 2017 Notes will mature on March 15, 2017. The Company may redeem the 2017 Notes, in whole or in part, on or after March 15, 2013, at the redemption prices described in the Indenture, and prior to March 15, 2013, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. The Company will be required to redeem a portion of each 2017 Note on September 14, 2014, to the extent necessary to prevent any of the 2017 Notes from being treated as “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code. In addition, the Company may be required to make an offer to purchase the 2017 Notes in certain circumstances described in the 2017 Notes Indenture, including in connection with a change in control.

The obligations under the 2017 Notes are secured by a first priority (subject to permitted liens described in the 2017 Notes Indenture) mortgage or deed of trust lien on certain real property owned by the Company as more fully described in the 2017 Notes Indenture, certain material after-acquired real property of the Company and its “Restricted Subsidiaries” (as defined in the 2017 Notes Indenture), and a security interest in substantially all of the personal property of the Company and its Restricted Subsidiaries other than receivables, inventory and certain deposit accounts, securities accounts, letters of credit, letter of credit obligations, commercial tort claims, investment property, documents and general intangibles, in which the 2017 Notes will be secured by a second priority security interest (subject to permitted liens described in the 2017 Notes Indenture).

The 2017 Notes Indenture contains covenants, which include limitations on restricted payments, limitations on dividend and other payment restrictions affecting Restricted Subsidiaries, limitations on the incurrence of debt, limitations on asset sales, limitations on transactions with affiliates, limitations on liens, limitations on sale and leaseback transactions and limitations on merger and consolidation.

The 2017 Notes Indenture contains customary events of default, including: (1) the Company’s failure to pay principal (or premium, if any, on) any 2017 Note when due at maturity; (2) the Company’s failure to pay any interest on any 2017 Note for 30 days after the interest becomes due; (3) the Company’s failure to comply with its obligations under the merger and consolidation covenant; (4) any guarantee of 2017 Notes of any significant subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a significant subsidiary), being held in judicial proceedings to be unenforceable or invalid or be asserted by any guarantor or the Company, for 30 days, not to be in full force and effect; (5) the Company’s failure to comply with its financial information covenant for 120 days after written notice thereof; (6) the Company’s failure to perform, or its breach of, any other covenant in the Indenture for 60 days after written notice thereof; (7) nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of the Company or a Restricted Subsidiary, the unpaid principal amount of which is not less than $25 million, which default results in the acceleration of the maturity of such indebtedness; (8) the Company or any significant subsidiary’s (or any group of Restricted Subsidiaries that, taken together, would constitute a significant subsidiary’s) failure to pay final judgments aggregating in excess of $25 million which are not paid, discharged, waived, stayed, bonded or satisfied for a period of 60 days; (9) specified events of bankruptcy, insolvency or reorganization involving the Company’s or a significant subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a significant subsidiary); and (10) any default or repudiation by the Company or subsidiary guarantor that is a significant subsidiary (or group of subsidiary guarantors that would constitute a significant subsidiary), or a judicial determination, that adversely affects in any material respect the liens in favor of holders of the 2017 Notes on the collateral securing the 2017 Notes, which is not cured within 60 days after the written notice thereof.

If an event of default resulting from specified events involving the Company’s or a significant subsidiary’s bankruptcy, insolvency or reorganization has occurred and is continuing, the 2017 Notes Indenture provides that the accreted value of, premium, if any, and accrued interest on the 2017 Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. If any other event of default occurs and is continuing, the 2017 Notes Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the 2017 Notes may declare the accreted value of all the 2017 Notes to be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the 2017 Notes Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Security Agreement

In connection with the 2017 Notes Indenture, on March 10, 2009, the Company and its subsidiaries, GreenStone Industries, Inc., Ketchikan Pulp Company, Louisiana-Pacific International, Inc. and LPS Corporation entered into a Security Agreement (the “Security Agreement”) with The Bank of New York Mellon Trust Company, N.A., as collateral agent. Pursuant to the Security Agreement, the obligations under the 2017 Notes are secured by a first priority (subject to permitted liens described in the 2017 Notes Indenture) security interest in substantially all of the personal property of the Company and its Restricted Subsidiaries other than receivables, inventory and certain deposit accounts, securities accounts, letters of credit, letter of credit obligations, commercial tort claims, investment property, documents and general intangibles, in which the 2017 Notes will be secured by a second priority security interest (subject to permitted liens described in the 2017 Notes Indenture).

The foregoing description is qualified in its entirety by reference to the Security Agreement, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Agreement

On March 10, 2009, the Company entered into the Warrant Agreement (the “Warrant Agreement”) with Computershare Trust Company, N.A. to act as warrant agent with respect to the Warrants issued and sold as part of the Units.

Each Warrant entitles the holder thereof to purchase 49.0559 shares of Company common stock at an exercise price of $1.39 per share, subject to mandatory cashless exercise provisions. The number of shares for which a Warrant may be exercised and the exercise price are subject to adjustment in certain events. The Warrants will be exercisable at any time on or after their separation from the 2017 Notes (which will occur upon the earlier of (1) September 7, 2009 and (2) such date as Banc of America LLC shall determine at its sole discretion) and prior to their expiration on March 15, 2017.

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the Warrant Agreement, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Computershare Trust Company, N.A. also serves as rights agent for the Company’s rights agreement dated as of May 23, 2008, a copy of which is attached as an exhibit to the Company’s Current Report on Form 8-K dated May 23, 2008, and as unit agent under the Company’s Unit Agreement, dated March 10, 2009, a copy of which is attached as Exhibit 4.4 hereto.

Unit Agreement

On March 10, 2009, the Company and certain of its subsidiaries entered into the Unit Agreement (the “Unit Agreement”) with Computershare Trust Company, N.A. to act as unit agent with respect to the Units consisting of the Notes and the Warrants. The Units will dissolve, and the Notes and Warrants become separately tradable, upon the earlier of (1) September 7, 2009 and (2) such date as Banc of America Securities LLC shall determine at its sole discretion.

The foregoing description is qualified in its entirety by reference to the Unit Agreement, which is filed as Exhibit 4.5 to this Current Report on Form 8-K and incorporated herein by reference.

Computershare Trust Company, N.A. also serves as rights agent for the Company’s rights agreement dated as of May 23, 2008, a copy of which is attached as an exhibit to the Company’s Current Report on Form 8-K dated May 23, 2008, and as warrant agent under the Warrant Agreement, a copy of which is attached as Exhibit 4.4 hereto.

2017 Notes Registration Rights Agreement

On March 10, 2009, the Company entered into the Registration Rights Agreement (the “2017 Notes Registration Rights Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co. and RBC Capital Markets Corporation. Pursuant to the 2017 Notes Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to consummate, not later than March 17, 2010 (the “Exchange Date”), an exchange of the 2017 Notes for notes with substantially similar terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company will not be required to consummate the exchange offer to the extent that (1) the 2017 Notes are freely tradeable before March 17, 2010, pursuant to Rule 144 under the Securities Act and (2) the restrictive legend has been removed from the 2017 Notes.

In the event that the Notes are not freely tradeable without restrictive legends by the Exchange Date and the exchange is not consummated, the Company is required to (1) file a shelf registration statement covering resales of the Notes within 30 days after the Exchange Date; (2) use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act; and (3) use commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all notes registered thereunder are disposed of in accordance therewith or cease to be outstanding on the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144.

In the event that the Company defaults on these registration obligations, the 2017 Notes Registration Rights Agreement provides for additional interest to accrue on the aggregate principal amount of 2017 Notes from and including the date on which any such default has occurred to but excluding the date on which all such defaults have been cured.

Bank of America, N.A., an affiliate of Banc of America Securities LLC, serves as a lender and as administrative agent under our new loan and security agreement (as defined below), and Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, also serves as a lender and as syndication agent under this facility.

The foregoing description is qualified in its entirety by reference to the 2017 Notes Registration Rights Agreement, which is filed as Exhibit 4.6 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Registration Rights Agreement

On March 10, 2009, the Company entered into a Warrant Registration Rights Agreement (the “Warrant Registration Rights Agreement”) with Banc of America Securities LLC, Goldman,

Sachs & Co. and RBC Capital Markets Corporation. Pursuant to the Warrant Registration Rights Agreement, the Company is obligated to use its commercially reasonable efforts to cause a shelf registration statement for the Warrants and the underlying shares of common stock to be declared effective under the Securities Act not later than March 17, 2010 (the “Registration Date”), and to keep the shelf registration statement effective for a period of up to one year from the effective date of the shelf registration statement. However, the Company will not be required to file the shelf registration statement to the extent that (1) the Warrants (and the shares of common stock to be issued upon the exercise of the warrants) are freely tradable before the Registration Date pursuant to Rule 144 under the Securities Act and (2) the restrictive legend has been removed from the Warrants (and any then outstanding shares of common stock issued pursuant to any exercise of the Warrants).

In the event that the Company defaults on these registration obligations, the Warrant Registration Rights Agreement provides for specified liquidated damages to be paid to holders of Warrants until the default has been cured.

Bank of America, N.A., an affiliate of Banc of America Securities LLC, serves as a lender and as administrative agent under our new loan and security agreement (as defined below) and Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, also serves as a lender and as syndication agent under this facility.

The foregoing description is qualified in its entirety by reference to the Warrant Registration Rights Agreement, which is filed as Exhibit 4.7 to this Current Report on Form 8-K and incorporated herein by reference.

Loan and Security Agreement and Canadian Security Agreement

On March 10, 2009, the Company, its domestic subsidiaries, GreenStone Industries, Inc., Ketchikan Pulp Company, Louisiana-Pacific International, Inc. and LPS Corporation (the Company and such subsidiaries are collectively referred to herein as the “Domestic Borrowers”), and its Canadian subsidiaries, 3047525 Nova Scotia Company, 3047526 Nova Scotia Company, Louisiana-Pacific Limited Partnership, Louisiana-Pacific Canada Ltd., Louisiana-Pacific (OSB) Ltd., Louisiana-Pacific Canada Pulp Co. and Louisiana-Pacific Canada Sales ULC (collectively, the “Canadian Borrowers” and together with the Domestic Borrowers, collectively, the “Borrowers”) entered into a loan and security agreement (the “Loan and Security Agreement”), with the lenders and issuing banks party thereto, and Bank of America, N.A., as administrative agent. In connection with the Loan and Security Agreement, on March 10, 2009, the Company and the Canadian Borrowers entered into a Security Agreement (the “Canadian Security Agreement”) with Bank of America, N.A., as collateral agent.

The Loan and Security Agreement provides for a $100 million committed asset-based revolving credit facility, with a sublimit for letters of credit and Canadian borrowings, which revolving credit facility may be expanded to up to $150 million, subject to the willingness of the lenders currently party to the Loan and Security Agreement and/or other lenders not currently party to the Loan and Security Agreement to provide increased or new commitments. The Loan and Security Agreement has a term of three and one-half years unless the Company’s 2010 Notes are not repaid, defeased or adequately reserved for by February 5, 2010, in which case the term of the Loan and Security Agreement will end on February 15, 2010. The availability of credit under the Loan and Security Agreement is subject to a borrowing base, which is calculated based on percentages of accounts receivable and inventory and at any given time may limit the amount of borrowings and letters of credit otherwise available under the facility. Interest on the loans under the facility accrue at a rate per annum calculated based on LIBOR or the base rate for borrowings denominated in U.S. dollars and CDOR or the Canadian base rate for borrowings denominated in Canadian dollars, in each case, plus a margin ranging from 3.50% to 4.00% as more fully described in the Loan and Security Agreement. The Loan and Security Agreement also includes an unused commitment fee ranging from 0.75% to 1.00% depending on the amount of loans and letters of credit outstanding under the facility.

The obligations of the Borrowers under the Loan and Security Agreement are secured by a first priority (subject to permitted liens described in the Loan and Security Agreement) security interest in substantially all of the present and future receivables and inventory and certain deposit accounts, securities accounts, letters of credit, letter of credit obligations, commercial tort claims, investment property, documents and general intangibles of the Domestic Borrowers (and any other domestic subsidiary created or acquired after the date hereof) and a second priority (subject to permitted liens described in the Loan and Security Agreement) security interest in substantially all of the other personal property of the Domestic Borrowers (and any other domestic subsidiary created or acquired after the date hereof), as well as a second priority (subject to certain permitted liens described in the Loan and Security Agreement) mortgage or deed of trust lien on certain real property owned by the Company (or any other domestic subsidiary created or acquired after the date hereof) and certain material after-acquired real property of any of the Domestic Borrowers (and any other domestic subsidiary created or acquired after the date hereof), all as more fully described in the Loan and Security Agreement and the Canadian Security Agreement, as applicable.

The obligations of the Canadian Borrowers under the Loan and Security Agreement are further secured by a first priority (subject to certain permitted liens described in the Loan and Security Agreement) security interest in substantially all of the personal property of the Canadian Borrowers (and any other Canadian subsidiary created or acquired after the date hereof), but specifically excluding equipment, as more fully described in the Canadian Security Agreement.

The Loan and Security Agreement contains various restrictive covenants and requires the maintenance of a fixed charge coverage ratio of at least 1.1 to 1.0 at any time that the difference between (1) the lesser of (A) the commitments plus $20 million and (B) the borrowing base minus (2) the obligations outstanding under the Loan and Security Agreement plus the Borrowers’ past due trade payables, is less than $50 million.

As of March 10, 2009, the Company estimated that the borrowing base, together with the letters of credit deemed or expected soon to be deemed outstanding under the Loan and Security Agreement, would limit the availability of borrowings and additional letters of credit on such date to slightly more than $70 million and, because the Company’s fixed charge coverage ratio on such date would be less than 1.1 to 1.0, the Company would effectively be precluded from utilizing $50 million of the credit available after giving effect to the borrowing base limitation.

Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for fees and expenses.

The foregoing description is qualified in its entirety by reference to the Loan and Security Agreement which is filed as Exhibit 10.1 and to the Canadian Security Agreement which is filed as Exhibit 10.2, each of which is incorporated herein by reference.

Intercreditor Agreement

On March 10, 2009, the Domestic Borrowers entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with Bank of America, N.A., as agent under the Loan and Security Agreement and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent under the Indenture governing the Company’s 2017 Notes. The Intercreditor Agreement establishes the relative lien priorities and rights of the lenders under the Loan and Security Agreement and the holders of the 2017 Notes and other obligations permitted to be secured on an equal and ratable basis with the 2017 Notes with respect to certain collateral of the Company and the other Domestic Borrowers.

The foregoing description is qualified in its entirety by reference to the Intercreditor Agreement which is filed as Exhibit 10.3 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 10, 2009, in connection with the entering into the Loan and Security Agreement, the Company terminated the Credit Agreement, dated as of September 1, 2004, among the Company, as borrower, Wachovia Bank National Association, Bank of America, N.A., and the other financial institutions parties thereto (the “Existing Credit Agreement”). The Existing Credit Agreement provided for an unsecured $150 million committed revolving credit facility and was set to expire in September 2009. Based upon recent financial performance, the Existing Credit Agreement required the Company to cash collateralize the borrowings and letters of credit outstanding under the facility. The Company used approximately $10 million of the proceeds from the offering of Units discussed above to cash collateralize certain letters of credit issued under the Existing Credit Agreement and pay certain accrued fees and expenses in connection with the termination of the Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the captions “Indenture Relating to the 2017 Notes” and “Loan and Security Agreement and Canadian Security Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under the captions “Fifth Supplemental Indenture relating to the 2010 Notes” and “Loan and Security Agreement and Canadian Security Agreement” in Item 1.01 above is incorporated by reference into this Item 3.03.

Pursuant to the terms of the 2017 Notes Indenture, prior to December 31, 2010, the Company will generally be prohibited from paying cash dividends on shares of its common stock. After December 31, 2010, and prior to the termination of the 2017 Notes Indenture, the Company will generally be prohibited from paying cash dividends on its common stock in excess of $5 million per year plus any amounts available under the covenant contained in the 2017 Notes Indenture limiting restricted payments, which amount is calculated based on 50% of the Company’s consolidated net income.

Pursuant to the terms of the Loan and Security Agreement, the Company will generally be prohibited from paying cash dividends on shares of its common stock unless (i) the difference between (a) the lesser of (1) the commitments and (2) the borrowing base minus (b) the obligations outstanding under the Loan and Security Agreement plus the Borrowers’ past due trade payables (“Total Excess Availability”) is equal to or greater than $50 million, and (ii) Total Excess Availability plus all cash and cash equivalents of the Company and the other Borrowers held in United States or Canada is greater than $125 million.

Item 8.01.	Other Events.

On March 10, 2009, the Company filed a press release announcing the completion of the refinancing transactions described above, including (1) the elimination of certain restrictive covenants from the 2010 Notes Indenture, (2) the issuance and sale of the Units, and (3) the entry into the credit facilities.

The Company’s press release relating to the matters discussed in the preceding paragraph is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of March 10, 2009, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A.

4.2	Indenture, dated as of March 10, 2009, between Louisiana-Pacific Corporation, and its subsidiaries, GreenStone Industries, Inc., Ketchikan Pulp Company, Louisiana-Pacific International, Inc., and LPS Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Security Agreement, dated as of March 10, 2009, among Louisiana-Pacific Corporation, and its subsidiaries, GreenStone Industries, Inc., Ketchikan Pulp Company, Louisiana-Pacific International, Inc., and LPS Corporation and The Bank of New York Mellon Trust Company, N.A.

4.4	Warrant Agreement, dated as of March 10, 2009, between Louisiana-Pacific Corporation and Computershare Trust Company, N.A., as warrant agent.

4.5	Unit Agreement, dated as of March 10, 2009, between Louisiana-Pacific Corporation and Computershare Trust Company, N.A., as unit agent.

4.6	2017 Notes Registration Rights Agreement, dated as of March 10, 2009, by and among Louisiana-Pacific Corporation and Banc of America Securities LLC, Goldman, Sachs & Co. and RBC Capital Markets Corporation.

4.7	Warrant Registration Rights Agreement, dated as of March 10, 2009, by and among Louisiana-Pacific Corporation and Banc of America Securities LLC, Goldman, Sachs & Co. and RBC Capital Markets Corporation.

10.1	Loan and Security Agreement, dated March 10, 2009, among Louisiana-Pacific Corporation, and its subsidiaries, GreenStone Industries, Inc., Ketchikan Pulp Company, Louisiana-Pacific International, Inc., LPS Corporation, 3047525 Nova Scotia Company, 3047526 Nova Scotia Company, Louisiana-Pacific Limited Partnership, Louisiana-Pacific Canada Ltd., Louisiana-Pacific (OSB) Ltd., Louisiana-Pacific Canada Pulp Co. and Louisiana-Pacific Canada Sales ULC and Bank of America, N.A.

10.2	Canadian Security Agreement, dated March 10, 2009, among Louisiana-Pacific Corporation, 3047525 Nova Scotia Company, 3047526 Nova Scotia Company, Louisiana-Pacific Limited Partnership, Louisiana-Pacific Canada Ltd., Louisiana-Pacific (OSB) Ltd., Louisiana-Pacific Canada Pulp Co. and Louisiana-Pacific Canada Sales ULC and Bank of America, N.A.

10.3	Intercreditor Agreement, dated March 10, 2009, among Louisiana-Pacific Corporation, GreenStone Industries, Inc., Ketchikan Pulp Company, Louisiana-Pacific International, Inc. LPS Corporation and Bank of America, N.A. and The Bank of New York Mellon Trust Company, N.A

99.1	Press Release, dated March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Name:	Curtis M. Stevens
Title:	Chief Financial Officer

Date: March 11, 2009.